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CUSIP NO. 743112104                SCHEDULE 13D              PAGE 17 OF 17 PAGES
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                                    EXHIBIT I

                                    AGREEMENT

         The undersigned hereby agree that the Schedule 13(D) to which this is attached as Exhibit I is filed on behalf of each of them.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                     GEORGE E. FERN CO.

Dated: May 16, 1996

                                     By: _____________________________________
                                              George J. Budig, President

Dated: May 17, 1996

                                     ------------------------------------------
                                     Martin S. Goldfarb, M.D.

Dated: May 16, 1996

                                     ------------------------------------------
                                     Mark B. Kuby

Dated: May 16, 1996

                                     ------------------------------------------
                                     Pamela G. Kuby

Dated: May 16, 1996

                                     ------------------------------------------
                                     Joel S. Moskowitz

Dated: May 17, 1996

                                     MILTON J. SCHLOSS, SR. TRUST

                                     By:  _____________________________________
                                              Milton J. Schloss, Sr., Trustee

Dated: May 16, 1996

                                     DELAWARE CHARTER GUARANTEE &
                                      TRUST, FBO Herbert Weiss, IRA

                                     By:  _____________________________________
                                              Herbert B. Weiss